Exhibit 99.1

For Release:  7:00 a.m. Eastern, May 7, 2015

Molycorp (NYSE: MCP) Reports First Quarter 2015 Financial Results

HIGHLIGHTS:

•
The Company reported higher production volumes in the first quarter of 2015 at its Mountain Pass, California rare earth facility of 1,479 metric tons ("mt") of rare earth oxide ("REO") equivalent. This was an 11% increase over the fourth quarter 2014 production of 1,328 mt.

•
The Company reported first quarter 2015 product sales volume of 3,436 mt on a consolidated basis, a 9% increase over the fourth quarter of 2014. The Company achieved an average selling price ("ASP") of $30.97 per kilogram in the first quarter of 2015, versus an ASP of $36.91 in the preceding quarter, a 16% decline.

•	Net revenues for the quarter were $106 million, an 8% decrease from the fourth quarter of 2014.

•
The Company reported a net loss of $0.42 per share for the quarter. The Company also reported a net loss of $0.28 per share for the quarter on an adjusted non-GAAP basis, which compares to an adjusted non-GAAP loss of $0.39 in the fourth quarter of 2014.

•	The Company was selected by Siemens AG to supply rare earths over the next 10 years for high-power, sintered rare earth permanent magnets used in Siemens' wind turbine generators.

Greenwood Village, CO (May 7, 2015) - Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the first quarter of 2015.

FIRST QUARTER 2015 RESULTS
The Company reported consolidated net revenues of $106 million, an 8% decrease over the fourth quarter of 2014. The decrease in revenues was largely driven by a shifting product mix and softened pricing for rare earths, offset in part by increased volume.
During the first quarter of 2015, the Company sold 3,436 mt of product at an ASP of $30.97 per kilogram, generating a gross loss of $25 million. This compares to sales volumes of 3,149 mt at an ASP of $36.91 per kilogram and a gross loss of $45 million during the fourth quarter of 2014.
Molycorp reported a loss attributable to common stockholders of $102 million for the quarter, or $0.42 per share. An adjusted loss per share of $0.28 in the quarter does not reflect charges for impairment of inventory at Mountain Pass, out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $73 million during the first quarter of 2015, and had $134 million in cash and cash equivalents as of March 31, 2015. During the three months ended March 31, 2015, Molycorp's capital expenditures were $6 million on a cash basis.

NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA
Adjusted Net Loss excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company defines OIBDA as operating income before depreciation, amortization and accretion. Adjusted OIBDA consists of OIBDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. Adjusted Net Loss, OIBDA, and Adjusted OIBDA are all non-GAAP financial measures. There have been no changes in the calculation method of previously disclosed non-GAAP financial measures. The Company's management believes adjusting out these items from Net Loss and OIBDA, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges, and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes that Adjusted Net Loss, OIBDA, and Adjusted OIBDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS
MOLYCORP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$133,599	$211,685
Trade accounts receivable, net	47,697	44,575
Inventory	180,810	169,323
Prepaid expenses and other current assets	36,013	29,332
Total current assets	398,119	454,915
Non-current assets:
Deposits	31,213	31,078
Property, plant and equipment, net	1,691,051	1,707,970
Inventory	24,724	25,127
Intangible assets, net	211,726	215,871
Investments	7,793	8,801
Goodwill	102,808	102,808
Other non-current assets	27,350	29,416
Total non-current assets	2,096,665	2,121,071
Total assets	$2,494,784	$2,575,986
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$35,102	$40,842
Accrued expenses	30,718	33,666
Interest payable	28,184	18,300
Debt and capital lease obligations	13,953	12,560
Other current liabilities	5,691	4,686
Total current liabilities	113,648	110,054
Non-current liabilities:
Asset retirement obligation	17,876	17,799
Deferred tax liabilities	63,731	63,802
Debt and capital lease obligations	1,570,801	1,559,781
Other non-current liabilities	20,140	20,247
Total non-current liabilities	1,672,548	1,661,629
Total liabilities	$1,786,196	$1,771,683

Stockholders’ equity:
Common stock, $0.001 par value; 700,000,000 shares authorized at March 31, 2015 and December 31, 2014	278	260
Additional paid-in capital	2,247,199	2,245,478
Accumulated other comprehensive loss	1,466	(3,323)
Accumulated deficit	(1,547,742)	(1,445,408)
Total Molycorp stockholders’ equity	701,201	797,007
Noncontrolling interests	7,387	7,296
Total stockholders’ equity	708,588	804,303
Total liabilities and stockholders’ equity	$2,494,784	$2,575,986

TABLE 2: INCOME STATEMENTS AND EARNINGS PER SHARE

MOLYCORP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except shares and per share amounts)

	First Quarter	Fourth Quarter	First Quarter
	2015	2014	2014
Revenues	$106,424	$116,242	$118,526
Costs of sales:
Costs excluding depreciation and amortization	(105,874)	(122,912)	(125,473)
Depreciation and amortization	(25,280)	(38,174)	(16,147)
Gross loss	(24,730)	(44,844)	(23,094)
Operating expenses:
Selling, general and administrative	(21,457)	(14,204)	(17,956)
Depreciation, amortization and accretion	(5,573)	(7,327)	(7,201)
Research and development	(3,141)	(3,662)	(2,766)
Impairment of goodwill and other long-lived assets	—	(231,650)	—
Operating loss	(54,901)	(301,687)	(51,017)

Other income (expense)	2,123	(6,399)	474
Interest expense, net of capitalized interest	(46,300)	(55,008)	(35,639)
Gain on extinguishment of convertible notes, net	—	19,719	—
Loss before income taxes and equity earnings	(99,078)	(343,375)	(86,182)
Income tax (expense) benefit	(2,968)	16,832	1,907
Equity in loss of affiliates	(224)	(21,395)	(1,723)
Net loss	(102,270)	(347,938)	(85,998)
Net (income) loss attributable to noncontrolling interests	(64)	18,142	(63)
Net loss attributable to Molycorp stockholders	$(102,334)	$(329,796)	$(86,061)

Earnings per share of common stock:
Net loss attributable to Molycorp stockholders	$(102,334)	$(329,796)	$(86,061)
Dividends on Convertible Preferred Stock	—	—	(2,846)
Loss attributable to common stockholders	$(102,334)	$(329,796)	$(88,907)

Weighted average common shares outstanding—basic	245,808,011	229,960,050	221,374,589
Basic loss per share:	$(0.42)	$(1.43)	$(0.40)

Weighted average common shares outstanding—diluted	245,808,011	229,960,050	221,374,589
Diluted loss per share:	$(0.42)	$(1.43)	$(0.40)

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	(102,270)	$(85,998)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	30,853	23,348
Deferred income tax (benefit) expense	231	(6,097)
Inventory write-downs	28,868	17,371
Stock-based compensation	1,503	822
Equity in results of affiliates	224	1,723
PIK interest	3,106	—
Other operating adjustments	3,963	831
Net change in operating assets and liabilities	(39,363)	2,215
Net cash used in operating activities	(72,885)	(45,785)
Cash flows from investing activities:
Capital expenditures	(6,333)	(29,752)
Other investing activities	947	493
Net cash used in investing activities	(5,386)	(29,259)
Cash flows from financing activities:
Repayments of debt	979	(489)
Payments of preferred dividends	—	(2,846)
Dividend paid to noncontrolling interests	(40)	(435)
Other financing activities	(781)	1,323
Net cash used in financing activities	158	(2,447)
Effect of exchange rate changes on cash	27	(776)
Net change in cash and cash equivalents	(78,086)	(78,267)
Cash and cash equivalents at beginning of the period	211,685	314,317
Cash and cash equivalents at end of period	$133,599	$236,050

TABLE 4: SEGMENT INFORMATION

Three months ended March 31, 2015	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$2,514	$37,288	$50,508	$16,114		$—	$106,424
Inter-segment	8,315	5,508	1,616	15		(15,454)	—
Total revenues	$10,829	$42,796	$52,124	$16,129		$(15,454)	$106,424
OIBDA	$(34,848)	$5,737	$12,247	$1,594
Depreciation, amortization and accretion	(21,954)	(2,283)	(4,156)	(2,405)
Operating (loss) income	$(56,802)	$3,454	$8,091	$(811)	$(12,079)	$3,246	$(54,901)
Other expense							2,123
Interest expense							(46,300)
Loss before income taxes and equity earnings							$(99,078)

Quarter ended December 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$4,145	$36,844	$53,535	$21,718		$—	$116,242
Inter-segment	4,510	5,918	3,865	—		(14,293)	—
Total revenues	$8,655	$42,762	$57,400	$21,718		$(14,293)	$116,242
OIBDA	(48,327)	(214,975)	13,762	(1,706)
Depreciation, amortization and accretion	(31,307)	(5,797)	(4,226)	(4,116)
Operating (loss) income	$(79,634)	$(220,772)	$9,536	$(5,822)	$(7,936)	$2,941	$(301,687)
Other expense							(3,615)
Foreign exchange loss, net							(2,784)
Interest expense, net of capitalized interest							(55,008)
Gain on extinguishment of convertible notes, net							19,719
Loss before income taxes and equity earnings							$(343,375)

Three months ended March 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$3,111	$40,271	$54,720	$20,424		$—	$118,526
Inter-segment	12,453	6,285	1,218	—		(19,956)	—
Total revenues	$15,564	$46,556	$55,938	$20,424		$(19,956)	$118,526
OIBDA	$(36,445)	$3,299	$13,676	$(70)
Depreciation, amortization and accretion	(13,091)	(3,872)	(4,237)	(2,093)
Operating (loss) income	$(49,536)	$(573)	$9,439	$(2,163)	$(7,109)	$(1,075)	$(51,017)
Other expense							474
Interest expense							(35,639)
Loss before income taxes and equity earnings							$(86,182)

TABLE 5: PRODUCT REVENUES, SALES VOLUME, ASP

	First Quarter	Fourth Quarter	First Quarter
Revenues (in thousands)	2015	2014	2014
Resources (1)	$10,829	$8,655	$15,564
Chemicals and Oxides (2)	42,796	42,762	46,556
Magnetic Materials and Alloys (3)	52,124	57,400	55,938
Rare Metals (4)	16,129	21,718	20,424
Inter-segment eliminations	(15,454)	(14,293)	(19,956)
Total Net Revenues	$106,424	$116,242	$118,526

Sales volume (in metric tons)
Resources	1,269	898	988
Chemicals and Oxides	1,800	1,446	1,926
Magnetic Materials and Alloys (a)	1,444	1,440	1,374
Rare Metals	92	126	101
Inter-segment eliminations	(1,169)	(761)	(871)
(a) Includes magnetic powders and rare earth alloys.

ASP per kilogram
Resources	$8.56	$9.64	$15.75
Chemicals and Oxides	23.78	29.57	24.17
Magnetic Materials and Alloys	36.10	39.86	40.71
Rare Metals	175.29	172.38	202.21

1. The Resources segment includes operations at our Mountain Pass facility where we conduct rare earth minerals extraction and processing to produce: purified unseparated light rare earth concentrates, or LREC; separated rare earth oxides, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrates, which include samarium, europium, gadolinium, terbium, dysprosium and others; and a line of proprietary rare earth-based water treatment products, including SorbX® and PhosFIX®.

2. The Chemicals and Oxides segment includes: production of rare earths at our operations at Molycorp Silmet; separated heavy rare earth oxides and other custom engineered materials from our facilities in Jiangyin, Jiangsu Province, China; and production of rare earths, salts of REEs, zirconium-based engineered materials and mixed rare earth/zirconium oxides from our facilities in Zibo, Shandong Province, China. Rare earths and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes the production of Neo Powders™ through our wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at our MMA facility in Tolleson, Arizona. Neo Powders™ are used in the production of high performance, bonded NdFeB permanent magnets, which are found in micro-motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, reduced weight, and energy efficient performance.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment are distributed in several locations: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario, Canada; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, LEDs, flat panel displays, turbines, solar power catalysts, steel additives, electronics applications, and many others.

TABLE 6: NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA RECONCILIATION

(In thousands, except shares and per share data)

Adjusted Net Loss
	First Quarter	Fourth Quarter	First Quarter
	2015	2014	2014
Net loss attributable to Molycorp stockholders	$(102,334)	$(329,795)	$(86,061)
Certain non-cash and other items:
Stock-based compensation	1,503	1,476	822
Inventory write-downs (Mountain Pass)	27,640	26,803	15,693
Impact of purchase accounting on cost of inventory sold	—	252	577
Impairment of goodwill and other long-lived assets	—	231,356	—
Write-down of investments and related receivables	—	22,986	—
Gain on debt conversion	—	(21,683)	—
Out-of-ordinary items:
Water removal costs	3,352	551	8,102
Income tax effect of above adjustments	(12)	(20,972)	(160)
Adjusted net loss	(69,851)	(89,026)	(61,027)
Dividends on Convertible Preferred Stock	—	—	(2,846)
Adjusted net loss attributed to common stockholders	$(69,851)	$(89,026)	$(63,873)
Weighted average common shares outstanding	245,808,011	229,960,050	221,374,589
Adjusted net loss per share	$(0.28)	$(0.39)	$(0.29)

OIBDA and Adjusted OIBDA
	First Quarter	Fourth Quarter	First Quarter
Consolidated	2015	2014	2014
Operating loss	$(54,901)	$(301,687)	$(51,017)
Depreciation and amortization included in costs of sales	25,280	38,174	16,147
Depreciation, amortization and accretion	5,573	7,327	7,201
OIBDA	(24,048)	(256,186)	(27,669)

Adjusted OIBDA by Segment
Resources
OIBDA	$(34,848)	$(48,327)	$(36,445)
Stock-based compensation	235	180	234
Inventory write-downs	27,640	26,803	15,693
Impairment of long-lived assets	—	13,567	—
Water removal costs	3,352	551	8,102
Adjusted OIBDA - Resources	$(3,621)	$(7,226)	$(12,416)
Chemicals and Oxides
OIBDA	$5,737	$(214,975)	$3,299
Stock-based compensation	207	223	193
Impact of purchase accounting on cost of inventory sold	—	252	25
Impairment of goodwill and other long-lived assets	—	215,567	—
Adjusted OIBDA - Chemicals and Oxides	$5,944	$1,067	$3,517
Magnetic Materials and Alloys
OIBDA	$12,247	$13,762	$13,676
Stock-based compensation	165	168	144
Impact of purchase accounting on cost of inventory sold	—	—	(45)
Impairment of long-lived assets	—	144	—
Adjusted OIBDA - Magnetic Materials and Alloys	$12,412	$14,074	$13,775
Rare Metals
OIBDA	$1,594	$(1,706)	$(70)
Stock-based compensation	40	28	22
Impact of purchase accounting on cost of inventory sold	—	—	598
Impairment of goodwill and other long-lived assets	—	2,077	—
Adjusted OIBDA - Rare Metals	1,634	399	550
Corporate and other	(11,168)	(7,004)	(6,823)
Eliminations	3,246	2,941	(1,075)
Adjusted OIBDA - Consolidated	$8,447	$4,251	$(2,472)

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 26 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX® for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: Molycorp's  ability meet the standards necessary to maintain its listing on the New York Stock Exchange or other stock exchange, including its ability to cure any non-compliance with such listing standards; the need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital, including the ability to successfully access the remaining commitment under the financings with certain funds managed by Oaktree Capital Management, L.P.; Molycorp's ability to make interest payments on its existing debt; Molycorp's ability to repay its debt, whether at maturity, pursuant to any acceleration, or otherwise; Molycorp's ability to optimize and ramp up production at its Mountain Pass rare earth mine and processing facility, which we refer to as the Mountain Pass facility, and the ability to develop internal and external demand for REO and other downstream products, including the ability to operate at commercial production rates and competitive cash production costs, in each case within the projected time frame; Molycorp's  ability to economically produce chemical reagents from waste water at the Mountain Pass facility on a consistent basis; the success of Molycorp's cost mitigation efforts in connection with the optimization and ramp up of the Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to achieve fully the strategic and financial objectives related to its acquisitions, including in respect of Molycorp's financial condition and results of operations; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges and the ability to develop and protect intellectual property related to products and operations; risks associated with Molycorp's ability to protect its intellectual property, including the infringement of intellectual property of third parties; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploration programs; Molycorp's ability to enter into definitive agreements with its customers, its ability to supply such customers, and its ability to maintain customer relationships; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to attract and retain employees with the necessary experience, skills and training; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the current stockholder class action litigation and derivative litigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-

Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.